<PAGE 1>

                        POE & BROWN, INC.
                    Schedule 14A Information

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Poe & Brown, Inc.
        (Name of Registrant as Specified In Its Charter)

          _____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: __________________________________________
     (2)  Aggregate number of securities to which transaction applies:
          _________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
          state how it was determined):
          ________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
          ________________________________________________
     (5)  Total fee paid:
          ________________________________________________
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          _________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
          _________________________________________________
     (3)  Filing Party:
          _________________________________________________
     (4)  Date Filed:
          _________________________________________________


<PAGE 2>
                      [Insert Company Logo]



                                             March __,1998


Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Poe & Brown, Inc. (the "Company"), which will be held at the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Wednesday, April 29, 1998, at 9:00 a.m.

      The notice of meeting and proxy statement on the following pages cover the formal business of the Meeting. Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

      Your continuing interest in the business of the Company is gratefully acknowledged. We hope many shareholders will attend the Meeting.

                                   Sincerely,


                                   J. Hyatt Brown
                                     Chairman of the Board, President
                                    and Chief Executive Officer

<PAGE 3>

                        POE & BROWN, INC.

220 South Ridgewood Avenue                   401 E. Jackson Street, Suite 1700
Daytona Beach, Florida 32114                 Tampa, Florida 33602

                  ____________________________


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         April 29, 1998

     The Annual Meeting of Shareholders of Poe & Brown, Inc. will be held in the fourth floor conference room of the Company's executive offices at 220 South Ridgewood Avenue, Daytona Beach, Florida, on Wednesday, April 29, 1998, at 9:00 a.m., for the following purposes:

     1.   To elect eight (8) directors;

     2.   To  approve  a  proposal to amend  the  Company's
          Articles of Incorporation to increase the number of shares of the Company's authorized common stock from 18,000,000 to 70,000,000;

     3.   To  approve  an amendment to the  Company's  1990
          Employee  Stock Purchase Plan to reserve an  additional
          375,000 shares of common stock for issuance thereunder;

     4.   To  approve  an amendment to the Company's  Stock
          Performance  Plan  to  reserve  an  additional  300,000
          shares of common stock for issuance thereunder;

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 6, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual
Meeting.

      Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not they intend to be present at the meeting.

                                    By  Order of the Board of Directors


                                   Laurel L. Grammig
                                   Secretary
Tampa, Florida
March __, 1998

<PAGE 4>

                                                 PRELIMINARY COPY

                        POE & BROWN, INC.

                         PROXY STATEMENT


        ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

      This Proxy Statement is first being sent to shareholders on or about March __, 1998 in connection with the solicitation of proxies by the Board of Directors of Poe & Brown, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Company's executive offices in Daytona Beach, Florida at 9:00 a.m. on Wednesday, April 29, 1998, and at any adjournment thereof (the "Meeting"). The close of business on March 6, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 13,188,748 shares of $.10 par value common stock, entitled to one vote per share.

       Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the directors and each of the other proposals specified in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

       Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the Company's transfer agent, First Union National Bank of North Carolina, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

      A shareholder who abstains from voting on any proposal will be included in the number of shareholders present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees for director or any of the other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients, may vote their clients' proxies in their own discretion.

<PAGE 5>


      The expense of preparing, printing and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, to aid solicitation by mail for a fee of approximately $2,500, which will be paid by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

       The  executive offices of the Company are located  at  220
South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (904) 252-9601) and 401 East Jackson Street, Suite 1700,
Tampa, Florida 33602 (telephone number (813) 222-4100).

<PAGE 6>

              SECURITY OWNERSHIP OF MANAGEMENT AND
                    CERTAIN BENEFICIAL OWNERS

       The following table sets forth, as of March 6, 1998, information as to the Company's common stock beneficially owned by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.


                                   Amount and Nature of
Name of Beneficial Owner         Beneficial  Ownership(1)(2)           Percent
________________________         ___________________________           _______

J. Hyatt Brown(3)                      2,800,066                        21.2%
  220 South Ridgewood Avenue
  Daytona Beach, Florida  32114
Samuel P. Bell, III(4)                     1,500                        *
Bradley Currey, Jr. (5)                   37,500                        *
Jim W. Henderson(6)                      121,837                        *
Kenneth E. Hill(7)                         6,048                        *
Theodore J. Hoepner                        1,500                        *
David H. Hughes                            1,500                        *
Jan E. Smith                               1,905                        *
William A. Zimmer                          2,497                        *
Laurel L. Grammig                          7,644                        *
T. Rowe Price Associates, Inc.(8)      1,497,900                        11.4%
 100 E. Pratt Street
 Baltimore, MD 21202
All directors and executive
 officers as a group (10 persons)      2,981,997                        22.6%
________________
*Less than 1%


 (1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. All share numbers reflect a three-for-two stock split effected by the Company on February 27, 1998.
(2) The number and percentage of shares owned by the following persons include the indicated number of shares owned through the Company's 401(k) Plan as of December 31, 1997: Mr. Henderson - 50,071; Ms. Grammig - 2,382; all directors and officers as a group - 52,453. The number and percentage of shares owned by the following persons include the indicated number of shares which such persons have been granted under the Company's Stock Performance Plan as of December 31, 1997 and which have satisfied the first condition for vesting:
     Mr. Henderson - 15,000; Ms. Grammig - 3,000; Mr. Zimmer - 2,184; all officers and directors as a group - 20,184. These Stock Performance Plan shares have voting rights, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture. See "Executive Compensation - Long-Term Incentive Plans - Awards in Last Fiscal Year."
(3) Mr. Brown's ownership includes 72,334 shares owned by a son sharing his household, as to which beneficial ownership is disclaimed. Mr. Brown owns 2,727,732 shares in joint tenancy with his wife, and these shares have shared voting and investment power.
(4) All shares are held in joint tenancy with Mr. Bell's wife, and these shares have shared voting and investment power.
(5) Mr. Currey's ownership includes 36,000 shares held of record by his Individual Retirement Account.
(6) Mr. Henderson's ownership includes 1,500 shares owned by a daughter sharing his household, as to which beneficial ownership is disclaimed.
(7) All shares are owned by Mr. Hill's spouse, and he disclaims beneficial ownership of these shares.

<PAGE 7>

(8) Based upon information contained in a report filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission, these securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund (which owned 979,350 shares, representing 7.4% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Under Securities and Exchange Commission rules, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims beneficial ownership of such securities.

                           MANAGEMENT

Directors and Executive Officers

      Set forth below is certain information concerning the Company's directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.


                                                             Year First Became
Name                Positions                         Age        a Director
____                __________                        ____   _________________

J. Hyatt Brown      Chairman of the Board,
                     President and Chief
                       Executive Officer              60          1993

Jim W. Henderson       Executive Vice President,      51          1993
                       Assistant Treasurer and
                       Director

Kenneth E. Hill        Executive Vice President and   60          1993
                       Director

Samuel P. Bell, III    Director                       58          1993

Bradley Currey, Jr.    Director                       67          1995

Theodore J. Hoepner    Director                       56          1994

David H. Hughes        Director                       54          1997

Jan E. Smith           Director                       58          1997

William A. Zimmer      Vice President, Chief          31          ---
                       Financial Officer and
                       Treasurer

Laurel L. Grammig      Vice President, Secretary      39          ---
                       and General Counsel


      J. Hyatt Brown. Mr. Brown has been the President and Chief Executive Officer of the Company since April 1993, and the Chairman of the Board of Directors since October 1994. Mr. Brown has  been President and Chief Executive Officer of Brown & Brown,
Inc.,  now  a subsidiary of the Company, since 1961.   He  was  a
member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of the Florida Residential Property and Casualty Joint Underwriting Association, SunTrust Banks, Inc., SunTrust Bank, East Central Florida, N.A., International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation, Rock-Tenn

<PAGE 8>

Company,  and  First  Floridian  Auto  and  Home  Insurance
Company.   He  also  serves on the Board of Trustees  of  Stetson
University.

      Jim  W.  Henderson.  Mr. Henderson served  as  Senior  Vice
President of the Company since April 1993, and was elected Executive Vice President in January of 1995. He has served as Senior Vice President of Brown & Brown, Inc. since 1989. He also served as Chief Financial Officer of Brown & Brown from 1985 through 1989.

      Kenneth  E.  Hill.    Mr.  Hill  has  been  Executive  Vice
President of the Company since April 1993. He has served as Executive Vice President of Brown & Brown, Inc. since 1981.

     Samuel P. Bell, III. Mr. Bell has been a shareholder of the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since January 1, 1998 and also serves as Of Counsel to the law firm of Cobb, Cole & Bell. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell. He has served as counsel to Brown & Brown, Inc. since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

      Bradley Currey, Jr. Mr. Currey has been Chief Executive Officer of Rock-Tenn Company, a manufacturer of packaging and recycled paperboard products, since 1989, and has served as Chairman of the Board of Rock-Tenn since 1993. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn. Mr. Currey is a member of the Board of Directors of Genuine Parts Company and is the Chairman of the Board of Trustees of Emory University. He is also a past Chairman of the Federal Reserve Bank of Atlanta.

      Theodore J. Hoepner. Mr. Hoepner has been the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. since September 1, 1995. From 1990 through August 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

      David H. Hughes. Mr. Hughes became a director of the Company on October 30, 1997. He has been President of Hughes
Supply, Inc. since 1972, and has served as Chief Executive Officer since 1974 and Chairman of the Board of Directors since 1986. Mr. Hughes is a member of the Board of Directors of SunTrust Banks, Inc., Orlando Regional Healthcare Systems, Arnold Palmer Children's Hospital, Florida Tax Watch and Accord Industries.

      Jan E. Smith. Mr. Smith was elected to the Board of Directors on October 30, 1997. He has served as President of Jan Smith & Company, a commercial real estate and business investment firm, since 1978. Mr. Smith is also the managing general partner of Ramblers Rest Resort, Ltd., a recreational vehicle park in Venice, Florida, and President of Travel Associates, Inc., which owns and operates Trexler World Travel Service in Charlotte, North Carolina. Mr. Smith also serves on the Board of Directors of SunTrust Bank, Gulf Coast.

<PAGE 9>

      William A. Zimmer. Mr. Zimmer has been Vice President, Chief Financial Officer and Treasurer of the Company since May 1997. Before joining the Company in 1996 as Assistant Vice President of Finance, Mr. Zimmer was an Audit Manager with Price Waterhouse LLP in Milwaukee, Wisconsin from 1989 to 1996.

      Laurel  L.  Grammig.  Ms. Grammig has  been  Secretary  and
General Counsel of the Company since January 1994, and she became a Vice President in April 1994. She was a partner of the law firm of Holland & Knight from 1991 through 1993.

Meetings of the Board of Directors and Standing Committees

      During 1997, the Company's Board of Directors held five meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member.

       The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee
currently consists of Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes and Jan E. Smith. The Compensation Committee recommends to the Board base salary levels and bonuses for the Chief Executive Officer and approves the guidelines used to determine salary levels and bonuses for the other executive officers of the Company. See "Executive Compensation _ Board Compensation
Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and is responsible for administering the Company's Amended 1989 Stock Option Plan, the 1990 Employee Stock Purchase Plan, and the Stock Performance Plan. The Compensation Committee met four times in 1997.

     The members of the Audit Committee currently are Theodore J. Hoepner (Chairman), Samuel P. Bell, III, Bradley Currey, Jr., David H. Hughes and Jan E. Smith. The duties of the Audit Committee, which met four times during 1997, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

       The  Company  does not have a nominating committee.   This
function is performed by the Board of Directors.

Compensation of Directors

      Directors  who  are not employees of the Company  are  paid
$3,000  for each Board meeting attended in person and $1,500  for
each  Board  meeting  attended by telephone.   Directors  receive
$1,500 for each committee meeting attended if such meetings occur other than in conjunction with regularly scheduled quarterly Board meetings.
In addition, directors are eligible to receive grants of stock options under the Company's Amended 1989 Stock Option Plan. No option

<PAGE 10>

grants were made to directors  in  1997.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company
receives  separate  compensation  for  services  rendered  as   a
director.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding shares of common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, the Company believes that during 1997, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.

<PAGE 11>

                     EXECUTIVE COMPENSATION

      The following table sets forth the compensation received by the Company's Chief Executive Officer and the four other highest paid executive officers (the "Named Executive Officers"), as well as the Company's former Chief Financial Officer, for services rendered to the Company for each of the three years in the period ended December 31, 1997.

Summary Compensation Table

                                    Annual Compensation
                               ____________________________

                                                       Other         All Other
Name and                                               Annual         Compen-
Principal                                              Compen-        sation
Position              Year   Salary($)   Bonus($)      sation($)(1)   ($)(2)
_________             ____   _________   ________      ____________  ________

J. Hyatt Brown        1997   396,200     218,942       ---           6,400
  Chairman of the     1996   377,000     187,450       ---           6,000
  Board, President    1995   342,250     163,500       ---           6,000
  & Chief Executive
  Officer

Jim W. Henderson      1997   271,936     148,000       ---           6,400
  Executive Vice      1996   247,500     144,000       ---           6,000
  President           1995   225,000     136,000       ---           6,000

Kenneth E. Hill       1997   251,120     ---           250,874(3)    6,400
 Executive Vice       1996   309,753     ---           220,068(3)    6,000
 President            1995   320,221     ---           118,000(3)    6,000

Laurel L. Grammig     1997   115,000     40,880        ---           5,993
  Vice  President,    1996   105,000     35,000        ---           5,600
  Secretary & General 1995   100,000     25,000        ---           5,000
  Counsel

William A. Zimmer     1997    84,670     25,000        ---           3,435
  Vice  President,    1996(4)  9,519      1,200        ---           ---
  Chief Financial
  Officer & Treasurer

James A. Orchard(5)   1997   110,850     ---           ---          5,906
  Former Vice         1996    95,500     36,800        ---          5,292
  President, Chief    1995    81,677     32,000        ---          4,547
  Financial Officer
  & Treasurer

__________

(1) See "Executive Compensation _ Long-Term Incentive Plans _ Awards in Last Fiscal Year" for a discussion of 1997 Stock Performance Plan grants.
(2) Amounts represent the Company's profit sharing and 401(k) plan matching contributions.
(3) Represents annual amounts accrued related to the deferred compensation agreement for Mr. Hill. See "Executive
     Compensation   _   Employment  and   Deferred   Compensation
     Agreements."
(4)  Mr. Zimmer joined the Company in November 1996.
(5) Mr. Orchard resigned his executive positions with the Company effective April 30, 1997.

<PAGE 12>

Option Grants in 1997

No stock options were granted to the Named Executive Officers in 1997.

Aggregate  Option Exercises in 1997 and December 31, 1997 Option Values

     None of the Named Executive Officers exercised Company stock options during the year ended December 31, 1997, and none of the Named Executive Officers held unexercised Company stock options as of December 31, 1997.

Long-Term Incentive Plans _ Awards in Last Fiscal Year

      Grants of stock under the Company's Stock Performance Plan are intended to provide an incentive for key employees to achieve long-range performance goals of the Company, generally by providing incentives to remain with the Company for a long period after the grant date and by tying the vesting of the grant to appreciation of the Company's stock price. The table below sets forth the number of shares of performance stock granted to the Named Executive Officers in 1997 and the criteria for vesting.


                                                  Performance or Other Period
Name                 Number of Shares(1)(2)      Until Maturation or Payout(3)
____                 ______________________      _____________________________


J. Hyatt Brown        ---                         ---
Jim W. Henderson      ---                         ---
Kenneth E. Hill       ---                         ---
William  A. Zimmer    2,730                       15 years
Laurel L. Grammig     ---                         ---

________________

(1) None of the shares of performance stock granted to Mr. Zimmer has vested as of the date of this Proxy Statement. In order for the grants described above to fully vest, Mr. Zimmer would have to remain with the Company for a period of 15 years from the date of grant (subject to the exceptions set forth in footnote (3) below) and the Company's stock price would have to appreciate at a rate of 20% per year for the five-year period beginning on the grant date in 1997. For each 20% increase in the Company's stock price within such five-year period, dividends will be payable to Mr. Zimmer on 20% of the shares granted to him and Mr. Zimmer will have the power to vote such shares. Mr. Zimmer will not have any of the other indicia of ownership (e.g., the right to sell or transfer the shares) until such shares are fully vested. As of March 6, 1998, Mr. Zimmer had acquired dividend and voting rights with respect to 2,184 of these shares.
(2) The dollar value of the grant to Mr. Zimmer on the date of grant was $50,500. This value represents the number of shares granted multiplied by the closing market price of the Company's common stock on The Nasdaq Stock Market, where the Company shares were then traded, on the date of grant.
(3) If Mr. Zimmer's employment with the Company were to terminate before the end of the 15-year vesting period, Mr. Zimmer's interest in his shares would be forfeited unless
     (i) his employment with the Company terminates as a result of his death or disability, or (ii) the Compensation Committee, in its sole and absolute discretion, waives the conditions of the grant of performance stock.

<PAGE 13>

Employment and Deferred Compensation Agreements

      On  April 28, 1993, J. Hyatt Brown, Kenneth E. Hill and Jim
W. Henderson all entered into similar employment agreements with the Company. Each agreement may be terminated by either party upon 30 days advance written notice. Compensation under these agreements is at amounts agreed upon between the Company and each employee from time to time. Additionally, for a period of three years following the termination of employment, each agreement prohibits the employee from directly or indirectly soliciting or servicing the Company's customers.

      Brown & Brown, Inc., now a subsidiary of the Company, entered into a deferred compensation agreement with Kenneth E. Hill, dated April 27, 1993. The agreement provides that upon Mr. Hill's death, retirement, disability or other termination of employment, $2,891,106 is to be paid to Mr. Hill or his designee in ten equal annual installments, with no interest accruing, if such an event were to occur on or before March 31, 1998. If such an event occurs after March 31, 1998, the amount to be paid to Mr. Hill shall be the greater of $3,307,761 or an amount that varies based on the price of the Company's common stock.

Compensation Committee Interlocks and Insider Participation

      The members of the Company's Compensation Committee during 1997 were Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes and Jan E. Smith. Mr. Brown is the Company's Chairman, President and Chief Executive Officer.

      During 1997, Samuel P. Bell, III was a shareholder of the law firm of Cobb Cole & Bell, which performed services for the Company in 1997. That firm is expected to continue to perform legal services for the Company during 1998.

      J. Hyatt Brown is a significant shareholder and a director of Rock-Tenn Company, which is a customer of the Company. Rock-Tenn's Chairman and Chief Executive Officer, Bradley Currey, Jr., is a director of the Company and a member of the Company's Compensation Committee. During 1997, the Company received fees and commissions from Rock-Tenn Company aggregating approximately $1,282,000.

      Theodore J. Hoepner is the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc., which is the parent company of SunTrust Bank, Central Florida,
N.A. In 1994, the Company established a $10 million line of credit with SunTrust Bank, Central Florida, N.A. The Company expects to continue to use SunTrust Bank, Central Florida, N.A. during 1998 for some of its cash management requirements. J. Hyatt Brown is a director of SunTrust Banks, Inc., the parent company of SunTrust Banks of Florida, Inc., and a director of SunTrust Bank, East Central Florida, N.A.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board

<PAGE 14>

Compensation  Committee  Report  on  Executive
Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report on Executive Compensation

     The Company's overall compensation philosophy is as follows:

- Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;

- Reinforce strategic performance objectives through the use of incentive compensation programs; and

- Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

      Base Compensation. Salary levels for officers other than the Chief Executive Officer are determined by the Chief Executive Officer each year during the first quarter based upon the qualitative performance of each officer during the previous year and guidelines approved by the Compensation Committee. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally ranges up to 5% of base salary. Exceptional performance may merit an increase larger than 5%.

      Annual Bonuses. Bonuses for managers of the Company's Retail Division profit centers are established by the profit center  manager  from a bonus pool allocated  to  that  manager's profit center through a pre-determined formula. For 1997, in each Retail Division profit center, the aggregate annual bonuses to be allocated among the employees of that profit center ranged from 3% to 12% of that profit center's operating profit before interest, amortization and profit center bonus. The 3% bonus level is met when the calculated operating profit is at least 18.5% of total revenues. For each approximate 1.3% increase in operating profit, the profit center bonus increases 1%, up to 10% for an operating profit percentage of 27.5%. If the profit center's operating profit percentage is equal to or greater than 28%, the aggregate bonus will be the maximum profit center bonus of 12% of the related operating profits. The annual bonus for Mr. Henderson, who served primarily as the profit center manager for the Daytona Beach retail operation, was established based on a subjective allocation of the aggregate profit center bonus earned by the Daytona Beach retail profit center.

      The bonuses for the executive officers who are not profit center managers are proposed by the Chief Executive Officer based primarily on objective criteria, such as the earnings growth of the Company as a whole or of the profit center in which such officer is located, and a subjective analysis of the officer's duties and performance. The proposed bonuses are reviewed by the Committee and either approved or revised.

      Long-Term  Compensation.   The  Committee  may  also  grant
incentive stock options and/or shares of performance stock to officers and other key employees based upon salary levels, sales

<PAGE 15>

production levels and performance evaluations. No stock options were granted to executive officers in 1997. Grants of performance stock were made in 1997 to certain of the Named Executive Officers, as well as to other non-executive employees of the Company. See "Executive Compensation _ Long-Term Incentive Plans _ Awards in Last Fiscal Year."

      CEO Compensation.  With respect to the salary and bonus  of
J. Hyatt Brown, the Chairman, President and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts by reference to the general operating performance of the Company. The performance criteria most closely examined by the Committee are improvements in the Company's earnings per share and net income, as well as the continuing growth of the Company's business. The Committee also considers salary levels of chief executive officers in companies similar to the Company and makes adjustments believed appropriate based upon the differences in size of the peer companies as compared to the Company. The Committee reports the salary and bonus amounts recommended for the Chief Executive Officer to the full Board of Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

      The $218,942 bonus recommended by the Committee (excluding Mr. Brown, who did not participate in this determination) and approved by the Board (excluding Mr. Brown) is 16.8% higher than Mr. Brown's 1996 bonus. This increase reflects the 16.8% increase in the Company's earnings per share over 1996. Mr. Brown's 1997 salary was 5.1% higher than his 1996 salary.

      The financial performance of the Company during 1997 was at the expected budgeted levels, and the Committee took this into consideration in establishing compensation levels.

                              COMPENSATION COMMITTEE

                              Samuel P. Bell, III (Chairman)
                              J. Hyatt Brown
                              Bradley Currey, Jr.
                              Theodore J. Hoepner
                              David H. Hughes
                              Jan E. Smith
<PAGE 16>

                        PERFORMANCE GRAPH

      The following graph is a comparison of five-year cumulative total returns for the Company's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index, the Standard & Poor's 500 Index, and a group of peer insurance broker and agency companies (Aon Corporation, Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of the companies have been weighted according to their respective stock market capitalizations as of January 1, 1997, for purposes of arriving at a peer group average. The total return calculations are based upon an assumed $100 investment on December 31, 1992, with all dividends reinvested.

                            1992   1993      1994     1995     1996     1997
                            ____   ____      ____     ____     ____     ____

Poe & Brown, Inc.           100    109.10    134.80   156.45   169.25   280.89

NASDAQ Stock Market (U.S.)  100    114.79    112.21   158.56   195.17   237.40

S&P 500 Index               100    107.06    105.41   141.37   170.01   222.72

Peer Group of Insurance
 Agents and Brokers         100     94.40     95.63   130.17   157.39   220.60


     The Company's common stock traded on The Nasdaq Stock Market until December 8, 1997, when the Company effected a listing of the stock on the New York Stock Exchange. The Nasdaq Stock Market (U.S.) Index is included in the graph above for transitional purposes. Henceforth, the Company will report the Standard & Poor's 500 Index in the performance graph. In the peer group index, Aon Corporation has replaced Alexander & Alexander Services, Inc. ("A&A"), which had previously appeared in the index. Aon Corporation acquired A&A in 1997.

      The Company cautions that the stock price performance shown in the graph should not be considered indicative of potential future stock price performance.

<PAGE 17>

               PROPOSAL 1 - ELECTION OF DIRECTORS

      The eight nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Bradley Currey, Jr., Jim
W. Henderson, Kenneth E. Hill, Theodore J. Hoepner, David H. Hughes and Jan E. Smith. Information concerning each of the nominees is set forth under the caption "Management _ Directors and Executive Officers." All nominees are now members of the Board of Directors. If elected, each of the nominees will serve a one-year term until the next Annual Meeting of Shareholders.

      Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.


     PROPOSAL 2 - AMENDMENT TO ARTICLES OF INCORPORATION TO
           INCREASE AUTHORIZED SHARES OF COMMON STOCK

Description of Proposed Amendment

      The Board of Directors of the Company has adopted an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock, $.10 par value, authorized for issuance from 18,000,000 shares to 70,000,000 shares. The Board of Directors has directed that such proposed amendment be submitted to the shareholders of the Company at the Meeting for their approval.

Reasons for the Proposed Amendment

      The number of authorized shares of common stock of the Company is currently 18,000,000 shares. As of March 6, 1998, 13,188,748 shares of common stock were outstanding and 706,983 shares were reserved for issuance pursuant to the Company's employee stock plans, leaving 4,104,269 unissued shares not reserved.

      The Board believes that it is prudent to have additional authorized shares of common stock readily available for issuance in connection with possible future acquisition transactions and financings, as well as for issuance under employee benefit plans and for other general corporate purposes. The proposed amendment would also provide a reserve of shares available for issuance in connection with possible stock splits or stock dividends.

      Currently, the Company has no commitments requiring the issuance of additional shares of common stock for these or other purposes, other than possible future issuances pursuant to existing share reservations for the Company's employee stock plans. However, the Company is

<PAGE 18>

continually involved in discussions with third parties concerning possible acquisitions, some of which could involve the issuance of additional shares. In addition, the Board of Directors has appointed a special committee to evaluate whether it would be in the Company's interests to adopt a shareholder rights plan. Such a plan could provide management with an enhanced capacity to counteract the efforts of unfriendly tender offerors through the issuance of additional securities. A rights plan could also strengthen the ability of the Board to resist undesirable takeovers and provide maximum value for the Company's shareholders. No decision has yet been made concerning whether to enact such a plan.

       Having additional authorized shares of common stock available for issuance in the future would allow the Board of Directors to issue shares in acquisitions and through public and private sales of securities without the delay and expense associated with seeking shareholder approval (other than shareholder approval required by applicable laws or the rules of the New York Stock Exchange or any other national securities exchange on which shares of the Company's common stock are then listed). Elimination of such delays and the expense occasioned by the necessity of obtaining shareholder approval will better enable the Company to engage in acquisitions and take advantage of changing market and financial conditions on a more competitive basis, as determined by the Board of Directors.

Vote Required And Board Recommendation

      Approval of the proposed amendment requires the affirmative vote of owners of a majority of the outstanding shares of the Company's common stock entitled to vote in person or by proxy at the Meeting, at which a quorum is present and voting. The Board of Directors unanimously approved the amendment and recommends that shareholders vote FOR the proposal to amend the Articles of Incorporation.

   PROPOSAL 3 - AMENDMENT TO 1990 EMPLOYEE STOCK PURCHASE PLAN

General

      On January 16, 1998, the Company's Board of Directors amended the 1990 Employee Stock Purchase Plan (the "Purchase
Plan") and approved submission of the amendment to the shareholders for their approval. The Purchase Plan was initially adopted by the Board of Directors and approved by the shareholders in 1990. The amendment to the Purchase Plan increases the number of shares available for purchase under the Purchase Plan from 375,000 to 750,000 shares. A copy of the
Purchase  Plan  may  be  obtained upon  written  request  to  the
Company's  Corporate  Secretary at the  address  listed  on  page
______.

Plan Description

      The following summary describes the principal features of the
Purchase Plan.   The purpose of the Purchase Plan is to advance the
interests of the Company and its shareholders by facilitating the acquisition and ownership of shares of common stock of the Company by

<PAGE 19>

employees of the Company so that their proprietary interests in the Company's continued success and their continuance as employees may be encouraged.

      The Purchase Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Once during each successive period of twelve calendar months, the
Company may make offerings to eligible employees to purchase shares of the Company's common stock under the Purchase Plan. With respect to each such offering, the Committee specifies a calendar month in which eligible employees may elect to participate in an offering (the "Offering Period") and the maximum number of shares that may be purchased under the offering by all eligible employees.

      Any person who is employed by the Company on the first day of the Offering Period other than (a) an employee whose customary employment is 20 hours or less per week, and (b) an employee whose customary employment is for not more than 5 months in any calendar year, is eligible to participate in the Purchase Plan beginning on the first day of the month following that person's completion of 30 days employment with the Company. Directors who are not officers or employees of the Company are not eligible to participate in the Purchase Plan. In addition, no employee may subscribe for any shares under the Purchase Plan if such employee, immediately after such subscription, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. It is estimated that as of December 31, 1997, approximately 1,000 individuals were eligible to participate in the Purchase Plan.

     All eligible employees may purchase shares during the twelve calendar months beginning on the first day of the calendar month immediately following the Effective Date (the "Purchase Period"). The Effective Date is the tenth business day of the first calendar month immediately following the Offering Period specified by the Committee. The purchase price for shares under any offering is 85% of the lesser of (a) the fair market value of the shares as of the Effective Date (the "Initial Offering Price"), or (b) the fair market value of the shares as of the last business day of the Purchase Period (the "Alternate Offering Price"). As of March 6, 1998, the closing price for shares of the Company's common stock on the New York Stock Exchange (the "NYSE") was $38.00 per share.

      Eligible employees may subscribe to purchase shares by authorizing payroll deductions of not less than $2.00 per pay period and not exceeding 10% of the employee's base pay. Payroll deductions are made in approximately equal amounts for each employee's pay period, which shall aggregate the purchase price of the shares subject to subscription based on the Initial Offering Price.

      Subject to restrictions imposed by applicable law, if the total number of shares that all eligible employees elect to purchase under any offering exceeds the shares available for purchase  under  that offering, the Committee makes  a  pro  rata allocation of all of the available shares among such participating employees, based upon the ratio that the dollar amount of each employee's subscription bears to the aggregate dollar amount of all participating employees' subscriptions.

<PAGE 20>


      The Board of Directors may amend or terminate the Purchase Plan at any time, except that the Board may not, without shareholder approval, (a) increase the maximum number of shares that may be purchased under the Purchase Plan, (b) reduce the purchase price per share, or (c) make any change or addition that is inconsistent with the requirements of applicable tax laws. No amendment of the Purchase Plan, without the consent of the holder of any outstanding subscription, may materially and adversely affect such participating employee's rights with respect to such subscription.

      Because the purchase of shares under the Purchase Plan is discretionary with all eligible employees and the valuation date for the Company's securities under the Purchase Plan occurs at a future date, the actual benefit or amounts that may be received by or allocated to Company employees under the Purchase Plan cannot be determined. Therefore, it would not be meaningful to include information as to the amount or value of shares that would be distributable to all employees, or to groups of employees, or to any particular employee.

Vote Required and Board Recommendation

      Of the 375,000 shares currently reserved under the Purchase Plan, only 64,510 shares remained available for issuance as of March 6, 1998. The Board of Directors believes that these shares will be exhausted within the next two years and has adopted an amendment to increase the number of shares that may be issued under the Purchase Plan to 750,000. In all other respects, the Purchase Plan will remain unchanged. The proposed amendment will be approved if the votes cast by holders of shares represented at the Meeting and entitled to vote favoring approval of the amendment exceed the votes cast opposing approval of the amendment. The Board of Directors unanimously approved the amendment to the Purchase Plan and recommends a vote FOR the proposal to approve the amendment.

        PROPOSAL 4 - AMENDMENT TO STOCK PERFORMANCE PLAN

General

       On January 16, 1998, the Company's Board of Directors amended the Company's Stock Performance Plan (the "Performance
Plan")   and  approved  submission  of  the  amendment   to   the
shareholders for their approval. The Performance Plan was initially adopted by the Board of Directors in 1995 and approved by the shareholders in 1996. The amendment to the Performance Plan increases the number of shares available for issuance under the Performance Plan from 600,000 to 900,000. A copy of the
Performance Plan may be obtained upon written request to the Company's Corporate Secretary at the address listed on page
_____.

<PAGE 21>

Plan Description

      The following summary describes the principal features of the Performance Plan. The purpose of the Performance Plan is to attract and retain key employees, provide an incentive for key employees to achieve long-range performance goals, and enable such employees to share in the successful performance of the Company's common stock, as measured against pre-established performance goals.

      The Performance Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Any full-time salaried employee of the Company is eligible to receive a grant of shares of the Company's common stock under the Performance Plan ("Performance Stock"). Although the Performance Plan does not restrict participation to any class of employees, the Company expects that participation will be limited to a select group of Company leaders (including non-executive officers) deemed by the Committee to be key to the successful operation of the Company. As of December 31, 1997, the Company had 1,082 full-time equivalent employees, all of whom (other than Committee members) were eligible to participate in the Performance Plan.

      An employee's interest in the shares of Performance Stock granted to him or her will become fully vested and nonforfeitable upon such employee's completion of fifteen years of continuous service for the Company following the date of the grant, provided any other conditions specified by the Committee have been satisfied. If such employee's employment terminates before the end of such fifteen-year period, the employee's interest in the granted shares will be forfeited unless (i) the employee has attained age 64, (ii) the employee's employment with the Company terminates as a result of his or her death or disability, or
(iii) the Committee, in its sole and absolute discretion, waives the conditions of the grant.

      In its discretion, the Committee may make a grant of Performance Stock effective only upon the satisfaction of one or more additional conditions that the Committee deems appropriate under the circumstances for key employees in general or for a key employee in particular. Such conditions in the past have related to objective standards for stock price appreciation, but future grants may also be tied to employment performance or other factors.

      If a cash dividend is declared on a share of Performance Stock after the date that any stock performance, employment or other condition attached to the grant has been satisfied (the "Condition Satisfaction Date"), but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the Company will pay the cash dividend directly to the employee. If a stock dividend is declared on a share of Performance Stock after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable, the stock dividend will be treated as part of the grant of the related Performance Stock, and the employee's interest in such stock dividend will be forfeited or become nonforfeitable at the same time as the Performance Stock with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. An employee will be allowed to exercise voting rights with respect to a share of Performance Stock

<PAGE 22>

after the Condition Satisfaction Date, but before the employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

      Shares of stock granted to an employee will cease to be Performance Stock at such time as the employee's interest in such shares becomes fully vested and nonforfeitable under the Performance Plan, and the certificate representing such shares will then be transferred to such employee. Shares subject to the Performance Plan will be reserved to the extent the Company deems appropriate from authorized but unissued shares of common stock and from issued shares of common stock that have been reacquired by the Company. Furthermore, any shares of Performance Stock that are forfeited by employees under the Performance Plan shall again become available for issuance under the Performance Plan.

      If the Company agrees to sell all or substantially all of its assets or agrees to any merger, reorganization, or other corporate transaction in which its common stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of shares of Performance Stock granted under the Performance Plan, all such shares of Performance Stock will become fully vested and nonforfeitable. In the event of a Change in Control (as defined below), the Board of Directors has the right to take such action with respect to any shares of Performance Stock as the Board deems appropriate under the circumstances. Furthermore, the Board of Directors has the right to take different action with respect to different employees or different groups of employees as the Board deems appropriate under the circumstances. The term "Change in Control" means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person or entity not previously possessing such power, acting alone or in conjunction with others, whether through ownership of stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote 20% or more of the Company's outstanding common stock by a person, entity or group. Notwithstanding the foregoing, all shares of Performance Stock will become fully vested and nonforfeitable in the event of (a) any tender or exchange offer for the Company's common stock accepted by a majority of the shareholders of the Company, or (b) the death of J. Hyatt Brown, the Company's Chairman, President and Chief Executive Officer, and the subsequent sale of the shares owned by Mr. Brown prior to his death.

      The Performance Plan may be amended by the Board of Directors, except that no amendment to the Performance Plan may be made without the approval of the shareholders of the Company if the effect of the amendment would be (i) to increase the number of shares of stock reserved for issuance under the Performance Plan, (ii) to change the class of employees eligible for grants of Performance Stock or to otherwise materially modify the requirements as to eligibility for participation in the Performance Plan, or (iii) to otherwise materially increase the benefits accruing to employees under the Performance Plan.

       The Board of Directors may suspend the granting of Performance Stock under the Performance Plan at any time and may terminate the Performance Plan at any time, except that the Board may not modify, amend or cancel any shares of Performance Stock granted before such suspension or termination unless (i) the employee to whom the Performance Stock has been

<PAGE 23>

granted consents in writing to such modification, amendment or cancellation,
(ii) a dissolution or liquidation of the Company has occurred, (iii)
the  amendment is made to reflect an equitable adjustment  for  a change in the Company's capitalization (such as a stock split  or stock  dividend), or (iv) the Company has engaged  in  a  merger, reorganization, sale of substantially all its assets, or  similar
transaction,   in  which  case  the  shares  will   either   vest
immediately or appropriate provisions will be made for the assumption or substitution of shares of Performance Stock.

      No shares of Performance Stock may be granted on or after the earlier of the following dates: (i) the tenth anniversary of the effective date of the Performance Plan, in which event the Performance Plan will otherwise continue in effect until all Performance Stock theretofore granted has been forfeited or the conditions for nonforfeitability have been completely satisfied; or (ii) the date on which all the shares of stock reserved for issuance under the Performance Plan have, as a result of the satisfaction of the conditions for nonforfeitability, been issued or no longer are available for use under the Performance Plan, in which event the Performance Plan also will terminate on such date.

       Because the employees chosen to participate in the Performance Plan, the number of shares to be issued to such employees, and the conditions applicable to such grants are within the sole and absolute discretion of the Committee, the actual benefit or amounts that may be received by or allocated to Company employees under the Performance Plan cannot be determined. Therefore, it would not be meaningful to include information as to the amount or value of shares that would be distributable to all employees, or to groups of employees, or to any particular employee.

Vote Required and Board Recommendation

      Of the 600,000 shares currently reserved for issuance under the Performance Plan, only 213,855 shares remained available for grants as of March 6, 1998. The Board of Directors believes that these shares may be exhausted within the next few years, and has adopted an amendment to increase the number of shares that may be issued under the Performance Plan to 900,000. In all other respects, the Performance Plan will remain unchanged. The amendment to the Performance Plan will be approved if the votes cast by holders of shares represented at the Meeting and entitled to vote favoring approval of the amendment exceed the votes cast opposing approval of the amendment. The Board of Directors unanimously approved the amendment to the Performance Plan and recommends a vote FOR the proposal to amend the Performance Plan.

 INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      Representatives of Arthur Andersen LLP, independent public auditors for the Company for fiscal 1997 and for the current year, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.

<PAGE 24>

                    PROPOSALS OF SHAREHOLDERS

       Proposals of shareholders intended for presentation at the 1999 annual meeting must be received by the Company on or before November 23, 1998, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                          OTHER MATTERS

       The Company will provide to any shareholder, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Any such request should be directed to Poe & Brown, Inc., 401 East Jackson Street, Suite 1700, Tampa, Florida 33602, Attention: Corporate Secretary. No charge will be made for copies of such annual report; however, a reasonable charge will be made for copies of the exhibits.


                                    By  Order of the Board of Directors



                                   Laurel L. Grammig
                                   Secretary
Tampa, Florida
March ___, 1998

                                                 PRELIMINARY COPY
                        POE & BROWN, INC.

220  South  Ridgewood Avenue                   401  East  Jackson
Street, Suite 1700
Daytona Beach, Florida 32114                 Tampa, Florida 33602

                              PROXY

   This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Laurel L. Grammig and William A. Zimmer, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Poe & Brown, Inc. held of record by the undersigned on March 6, 1998, at the Annual Meeting of Shareholders to be held on April 29, 1998, or any adjournments thereof.

1.  ELECTION OF DIRECTORS   FOR all nominees listed below  WITHHOLD AUTHORITY
                            (except as marked to the       to vote for all
                              contrary below)               nominees listed
                                                            below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

      J.  Hyatt Brown; Samuel P. Bell, III; Bradley Currey,  Jr.;
      Jim W. Henderson; Kenneth E. Hill; Theodore J. Hoepner;
      David H. Hughes; Jan E. Smith

2.  PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO
    INCREASE  THE  NUMBER OF AUTHORIZED SHARES OF  COMMON  STOCK
    FROM 18,000,000 TO 70,000,000

    FOR             AGAINST              ABSTAIN

3. PROPOSAL  TO AUTHORIZE 375,000 ADDITIONAL SHARES  OF  COMMON
   STOCK  FOR  ISSUANCE  UNDER  THE  COMPANY'S  EMPLOYEE  STOCK
   PURCHASE PLAN

    FOR             AGAINST              ABSTAIN

4. PROPOSAL  TO AUTHORIZE 300,000 ADDITIONAL SHARES  OF  COMMON
   STOCK  FOR  ISSUANCE UNDER THE COMPANY'S  STOCK  PERFORMANCE
   PLAN

    FOR             AGAINST              ABSTAIN

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1-4.

               Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              DATED ______________________, 1998

                              _______________________________
                              Signature


                              _______________________________
                              Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

                           APPENDIX A

                        POE & BROWN, INC.
                1990 EMPLOYEE STOCK PURCHASE PLAN
              As amended, effective April 30, 1996

      This Employee Stock Purchase Plan (hereafter referred to as the "Plan") was adopted this 24th day of January, 1990, by Poe  &
Brown,   Inc.  (formerly  Poe  &  Associates,  Inc.),  a  Florida
corporation, upon the following terms and conditions:

     1. Definitions. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

           (a)   "Alternate Offering Price" means 85% of the Fair
Market Value of the Shares as of the last business day of the Purchase Period;

           (b) "Base Pay" means an Employee's basic gross annual salary (including commissions, but excluding overtime pay, premium pay, bonuses, profit participation distributions, or approved expenses) as of a date specified by the Committee, projected on an annual basis;

          (c)  "Board" shall mean the Board of Directors of Poe;

          (d)   "Corporation" means Poe & Brown, Inc.  (formerly
Poe & Associates, Inc.) and each and all of any present and future subsidiaries;

          (e)   "Code" shall mean the Internal Revenue  Code  of
1986, as amended;

          (f)  "Committee" means the Employee Stock Purchase Plan
Committee described in Article 4 hereof, as such Committee shall exist from time to time;

          (g) "Effective Date" means the 10th business day of the first calendar month immediately following the Offering
Period;

          (h)    "Employee"  shall  be  an  employee   of   the
Corporation;

          (i) "Fair Market Value" during such time as the Shares are not traded in any securities market shall be determined by a good faith effort of the Board, using its best efforts and
judgment.   During  such  time as the  Shares  are  traded  in  a
securities market but not listed upon an established stock exchange, the Fair Market Value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded, as reported by the National Association of
Securities  Dealers,  Inc.   If the Shares  are  listed  upon  an
established  stock exchange or on the National Market  System  of
the   National   Association  of  Securities  Dealers   Automated
Quotations System ("NASDAQ/NMS"), such Fair Market Value shall be deemed to be the closing price on such stock exchange or on NASDAQ/NMS, or if no sale of any Shares shall have been made on a valuation date, on the next preceding day on which there was such a
sale.   Subject  to the foregoing, the Board shall  have  full
authority and discretion in fixing Fair Market Value and shall be fully protected in doing so;

           (j)   "Initial Offering Price" means 85% of  the  Fair
Market Value of the Shares on the Effective Date;

           (k) "Offering Period" means the calendar month specified by the Committee pursuant to Article 5 hereof;

           (l) "Payroll Deduction Authorization Form" means the form specified from time to time by the Committee whereby eligible Employees elect to participate in an offering under the Plan and to subscribe for a maximum number of Shares of Common Stock;

          (m)  "Poe" shall mean Poe & Brown, Inc. (formerly Poe &
Associates, Inc.);

          (n)   "Purchase  Period"  means  the  period  of   12
successive calendar months beginning on the first day of the calendar month immediately following the Effective Date;

          (o) "Shares" shall mean Poe & Brown, Inc.'s common stock, par value $.10 per share, or other securities resulting from an adjustment under Article 21 of this plan;

          (p) "Subsidiary" shall mean any corporation that meets the definition of "Subsidiary Corporation" contained in Section
425(f) of the Code.

      2. Purpose. The purpose of this Plan is to advance the interests of the Corporation and its stockholders, by facilitating the acquisition and ownership of Shares of Poe, upon the terms herein set forth, by Employees of the Corporation in order that their proprietary interest in the Corporation's continued success and their continuance as Employees of the Corporation may be encouraged.

      3. Shares Offered. The total number of Shares available under the Plan shall be 375,000 Shares, which Shares may be either authorized but unissued or reacquired Shares. If any subscription or portion thereof shall expire, lapse, or terminate for any reason without the rights under such subscription having been exercised in full, the unpurchased Shares covered thereby shall be added to the Shares otherwise available for offerings under the Plan.

      4.   Administration.  The Plan shall be administered by  an
Employee  Stock  Purchase Plan Committee, which  shall  initially consist  of  three persons appointed from time  to  time  by  the
Board,  at least one of whom shall be a member of the Board.   No
member of the Board or the Committee shall be liable for any action, omission to act, or determination made in good faith.
Subject to the express provisions of the Plan, the Committee shall have authority to make rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. Any determination of the Committee concerning the matters referred to in this

Article or the construction or interpretation by the Committee of any provision of the Plan shall be conclusive unless otherwise determined by the Board.

      The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee, acting at any meeting in which a quorum is present, or acts reduced to or approved in writing by a majority of the entire Committee, shall be the valid acts of the Committee.

      5. Offerings. Once during each successive period of twelve calendar months, commencing on the first day of the Offering Period specified by the Committee for the first such offering, the Corporation may make offerings to eligible Employees to purchase Shares under the Plan. With respect to each such offering, the Committee shall specify the Offering Period and the maximum number of Shares that may be purchased under the offering by all eligible Employees.

      6. Eligibility. Any person who is employed by the Corporation, other than (a) Employees whose customary employment is 20 hours or less per week and (b) Employees whose customary employment is for not more than five months in any calendar year, shall be eligible to participate in the Plan beginning on the first day of the month following that person's completion of 30 days employment with the Corporation. Notwithstanding the 30-day employment requirement specified above, the Committee, in its sole discretion, may waive this requirement in the case of any Employee of subsidiaries recently acquired or organized by the Corporation. The word "Employees" shall include officers but not persons who are solely directors.

     Notwithstanding anything herein to the contrary, no Employee shall be permitted to subscribe for any Shares under the Plan if such Employee immediately after such subscription, owns Shares (including all Shares that may be purchased under outstanding subscriptions under the Plan or outstanding options under any stock option plan of the Corporation) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any parent. For purposes of determining ownership percentage, the attribution rules of Section 425(d) of the Code shall apply. No Employee shall be allowed to subscribe for any Shares under the Plan to the extent that such subscription would permit his rights to purchase Shares under all stock purchase plans of the Corporation and its subsidiary corporations to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate that exceeds $25,000 (or such amounts as may be specified from time to time in Section 423(b)(8) of the
Code) of fair market value of such Shares (determined on the Effective Date) for each calendar year in which such subscription is outstanding at any time.

      7. Participation. An eligible Employee may subscribe to purchase one or more whole Shares by completing and mailing or
delivering  a  Payroll  Deduction  Authorization  Form   to   the
Committee during the Offering Period (or, in the case of new employees, within 30 days after their hire date), and authorizing in such form payroll deductions of even dollar amounts not
less than $2.00 per pay period, and not exceeding 10% of his Base Pay (pro-rated, based on date of eligibility). The execution and delivery of such form by an eligible Employee shall be deemed to be  a  subscription to purchase a number of whole Shares (subject to Articles 12 and 23) determined by dividing the aggregate annual payroll deductions authorized in such form by the Initial
Offering   Price.   Rights  under  the  subscription   shall   be
exercisable in the manner and to the extent hereinafter provided and to the extent not so exercised shall lapse as of the last day of the Purchase Period.

      8. Effective Date and Purchase Period. All valued subscriptions completed and received by the Committee within the appropriate time frame (and, in the discretion of the Committee, those subscriptions completed during the Offering Period and received by the Committee prior to the Effective Date) will be deemed accepted on the Effective Date, subject to any allocation of Shares pursuant to Article 23. On the Effective Date, each Employee who has completed and delivered a valid subscription shall be deemed to have received an option to purchase a maximum number of Shares equal to the number of whole Shares for which such Employee subscribed, subject to allotment as provided in
Article 23. Notwithstanding the possibility that the Alternate Offering Price may be lower than the Initial Offering Price, in no event may an Employee purchase a greater number of Shares than the number determined pursuant to Article 7. Subscriptions for Shares shall be payable in equal installments during the Purchase Period.

      9. Method of Payment. Payment shall be made by payroll deductions of approximately equal amounts for each Employee's pay period, which shall aggregate the purchase price of the Shares subject to subscription, based on the Initial Offering Price. However, if it is not practicable to make such calculation at the commencement of the Purchase Period, the Committee may select another basis for determining the rate of deductions during the Purchase Period.

     10. Deduction Changes and Cancellation. An Employee may at any time decrease his payroll deduction and his subscription by filing a new Payroll Deduction Authorization Form. An Employee may also cancel future payroll deductions (without affecting the balance in his account at the time of such cancellation) by written notice to the Committee. Any such change or cancellation will become effective as soon as practicable after receipt of the form or appropriate notice. A payroll deduction may be reduced only once during any Purchase Period and an Employee who cancels future payroll deductions may not again authorize payroll deductions during the Purchase Period in which such cancellation becomes effective. An Employee may not increase his payroll deduction at any time during the Purchase Period.

      11. Accumulated Deductions and Interest. The Corporation will accumulate and hold for each participating Employee's account the amounts paid by him. No interest will be paid or allowed on any money paid by the participating Employees under any circumstances.

      12.  Withdrawal of Funds.  The Corporation will maintain  a separate payroll deduction account for each participating Employee.
An Employee may at any time during the Purchase Period and for any reason permanently withdraw any full balance accumulated in his account that has not been applied toward the purchase of the Shares subject to his subscription, and thereby withdraw from participation in an offering.
Any such withdrawal shall be effected by written notice to the Committee.
A withdrawing  Employee  may  not thereafter  participate  in  that offering but shall, if he is otherwise eligible, be permitted  to
participate  in  any  future offering under  the  Plan.   Partial
withdrawals will not be permitted.

      13. Purchase Price and Purchase of Shares. Subject to Articles 14 and 18, the purchase price for Shares under any offering will be the lesser of (a) the Initial Offering Price, or
(b) the Alternate Offering Price. In no event, however, shall the purchase price be less than the par value per share on the last day of the Purchase Period.

      On the last business day of the Purchase Period, the Alternate Offering Price shall be ascertained and the account of each participating Employee shall be totaled. Shares subject to a subscription may be purchased only with funds accumulated, pursuant to the provisions of this Plan, in a participating Employee's account. If a participating Employee shall have sufficient funds in his account to purchase one or more whole Shares at the lower of the Initial Offering Price or the Alternate Offering Price, the Employee shall be deemed to have exercised his option to purchase such Share or Shares (up to the number of Shares subject to his subscription) at such lower price. His account shall be charged for the amount of the purchase price, and a certificate, representing the aggregate number of Shares purchased, shall be issued to him as of such date, and delivered to him as promptly as practicable thereafter.

     Any balance remaining in an Employee's account at the end of a Purchase Period (including any balance resulting from use of the Alternate Offering Price rather than the Initial Offering Price as the purchase price) will be refunded to him, and that part of his subscription, if any, for which Shares are not issued shall be deemed canceled and of no further effect. Unless the Committee otherwise determines, any original issue stamp taxes will be paid by deductions from an Employee's account or in cash by the Employee.

       14. Prepayment of Subscription. Each participating Employee shall have the right, at any time after the third calendar month in the Purchase Period, to prepay the purchase price; provided, that such prepayment shall be based upon the Initial Offering Price and no refunds shall be made. Partial prepayments will not be permitted.

      15. Interruption of Employment and Leaves of Absence. In the event an Employee's employment is temporarily interrupted because of military or sick leave or other bona fide leave of absence approved by the Committee, the Employee may elect to continue to participate in the Plan by failing to withdraw as provided in Article 12. No payroll deductions or other contributions need be made during the period of such interruption but the Employee may, prior to the last business day of the Purchase Period, pay to the Corporation directly for credit to his account, and not by way of payroll deduction, the aggregate amount that would have been deducted pursuant to such Employee's Payroll Deduction Authorization Form had his employment not been interrupted. Such payment may be made in a lump sum or in installments terminating before the last business day of the

Purchase Period, as the Committee shall determine. Failure to make or arrange for such payment in full before the last business day of the Purchase Period shall not cause the subscription to be canceled with respect to the amount accumulated in the Employee's account. Notwithstanding the foregoing, the provisions of this Article shall apply only if an interruption of employment does not exceed 90 days or, if it does exceed 90 days, if the Employee's right to reemployment after such interruption is
guaranteed  by  either  statute  or  contract.   Otherwise,   any
interruption of employment shall be deemed a termination and shall be governed by Article 18 hereof.

        16. Registration of Certificates. Certificates representing Shares purchased under this Plan may be registered in the name of the Employee or, if he so indicates on his Payroll Deduction Authorization Form, in his name and another jointly with the right of survivorship.

      17. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares subject to this Plan until the date as of which certificates representing such Shares are issued.

       18. Rights on Retirement, Death or Termination of Employment. In the event of a participating Employee's retirement, death or termination of employment, no payroll deduction shall be taken from any compensation due and owing to him at such time. The amount in the Employee's account shall be applied as of the last day of the Purchase Period (in the manner set forth in Article 13), as if the retirement, death or termination of employment had not occurred, unless the Employee or, in the event of his death, the person or persons to whom his right under the subscription passes by will or the laws of descent and distribution (including his estate during the period of administration) requests in writing prior to the last day of the Purchase Period that such amount be refunded.
Notwithstanding the foregoing, if the retirement, death or termination of employment occurs more than three months before the last day of the Purchase Period, the last day of the second calendar month following the month in which the retirement, death or termination of employment occurs shall be deemed to be the last day of the Purchase Period for all purposes of the Plan with respect to such Employee, except that the purchase price of the Shares subject to subscription shall be based upon the Initial Offering Price.

      An Employee of a Corporation that ceases to be a subsidiary shall be deemed to have terminated his employment for purposes of this Article as of the date such Corporation ceases to be a subsidiary unless as of such date, the Employee shall become an Employee of the Corporation or any subsidiary then included in the Plan.

     19. Rights Not Transferable. Except as provided in Article 18, no participating Employee shall have any right to sell, assign, transfer, pledge or otherwise dispose of or encumber either his right to participate in the Plan or his interest in the fund accumulated for his benefit, and such right and interest shall not be liable for or subject to the debts, contracts or liabilities of such Employee. If any such action is taken by the Employee, or if any claim is asserted by another party with respect to such right and interest, such action or claim will be treated as notice of withdrawal, and except as may otherwise be required by law, refund will be made to such Employee as provided in Article 11.

      20. Application of Funds. The proceeds received by the Corporation from the sale of Shares pursuant to this Plan will be used for general corporate purposes. The Corporation shall not be required to segregate accumulated payroll deductions under the Plan.

     21. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting Shares of the Corporation occurs, then the number and class of Shares authorized under this Plan, the number and class of Shares then subject to outstanding subscriptions, and the Initial Offering Price or the Alternate Offering Price shall be equitably adjusted by the Board to reflect such changes.

      22. Amendment and Termination of the Plan. To the extent permitted by law, the Board may alter, amend or terminate this Plan from time to time, provided, however that except as provided in Article 21 hereof, and except with respect to changes or additions that are intended to cause the Plan to comply with
Section 423 of the Code, the Board may not, without approval by the holders of a majority of the Shares of Common Stock of the Corporation (a) increase the maximum number of Shares that may be purchased under the Plan, or (b) reduce the purchase price per Share, or (c) make any change or addition that is inconsistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder. No amendment of the Plan may, without the consent of the holder of any outstanding subscription, materially and adversely affect his rights as respects such subscription.

      This Plan shall terminate (a) on the day that all Shares authorized for sale under the Plan have been purchased, or (b) when terminated by the Board at its sole discretion. Upon termination of the Plan and the exercise or lapse of all subscription rights hereunder, all amounts remaining in the accounts of participating Employees shall be promptly refunded.

      23. Allocation of Shares. If the total number of Shares that Employees elect to purchase under any offering exceeds the Shares available for purchase under that offering, the Committee shall make a pro-rata allocation of all the available Shares among such participating Employees, based upon the ratio that the dollar amount of each Employee's subscription bears to the aggregate dollar amount of all participating Employees' subscriptions. Notwithstanding the foregoing, if the Committee shall at any time determine that the foregoing method of allocation is inconsistent with the requirements of Section 423 of the Code, then subscriptions for any additional Shares in excess of the Shares so allocated shall be deemed to have lapsed.

      24. Governmental and Other Regulations. The obligation of the Corporation to issue or transfer and deliver Shares under this Plan shall be subject to (a) approval of this Plan by the Corporation's stockholders, (b) compliance with all applicable laws, governmental rules and regulations and administrative action, and (c) the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Corporation.

     25. Approval of Stockholders. This Plan shall terminate if is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the Plan is adopted by the Board.

      26. Notices. All notices or other communications by a participating Employee to the Corporation under or in connection with the Plan shall be deemed to have been given only when received by the Committee or when received in the form specified by the Corporation at the location, or by the person designated by the Corporation for the receipt thereof.

      27. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, officers or Employees, the members of the Board and the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

      28. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer, Employee, or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

      29. Expenses of Plan. The expenses of the Plan will be borne by the Corporation.

      30. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

      31. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida.

     (Adopted by the Board of Directors on January 24, 1990;
          adopted by the Shareholders on April 26, 1990)

               (Amended effective April 19, 1995)

               (Amended effective April 30, 1996)

                         APPENDIX B

                       POE & BROWN, INC.
                   STOCK PERFORMANCE PLAN


     Poe & Brown, Inc., a corporation organized under the laws of the State of Florida, establishes this Stock Performance Plan for the purposes of attracting and retaining Key Employees, providing an  incentive for Key Employees to achieve long-range performance goals,  and  enabling Key Employees to share  in  the  successful performance  of  the  stock  of Poe & Brown,  Inc.,  as  measured against pre-established performance goals.

                    ARTICLE I - DEFINITIONS

      1.01 Award Effective Date means, with respect to each share of Performance Stock, the date on which the award of the share of

Performance  Stock to a Key Employee is effective.  An  award  of

Performance  Stock shall be effective (i) as of the date  set  by the  Committee when the award is made or, (ii) if  the  award  is made  subject  to one, or more than one, condition under  Section

6.02  of this Plan, as of the date the Committee in its sole  and absolute  discretion determines that such condition or conditions have been satisfied.

     1.02 Board means the Board of Directors of Poe & Brown, Inc.

      1.03  Change  in Control means (i) the acquisition  of  the power  to  direct, or cause the direction of, the management  and policies  of  the  Company by a person not previously  possessing such  power, acting alone or in conjunction with others,  whether through ownership of Stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote  twenty percent  or more of the outstanding Stock by a person or persons.

For  purposes  of  this Section 1.03, the term "person"  means  a natural  person, corporation,
partnership, joint venture, trust, government or instrumentality of a government.  Also for purposes of this Section 1.03, customary agreements with or among underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.

      1.04  Code  means  the Internal Revenue Code  of  1986,  as amended.

     1.05 Committee means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than three members  or  has a member who fails to come within the definition of  a  "disinterested person" within the meaning  of  Rule  16b-3 under  the  Securities  Exchange  Act  of  1934,  as  amended,  a committee  that shall have at least three members, each  of  whom shall  be  appointed by and shall serve at the  pleasure  of  the

Board  and  shall come within the definition of a  "disinterested person"  within  the meaning of Rule 16b-3 under  the  Securities

Exchange Act of 1934, as amended.

      1.06  Company  means  Poe  &  Brown,  Inc.,  a  corporation organized under the laws of the State of Florida.

      1.07 Disability means a physical or mental condition  of  a

Key  Employee  resulting from bodily injury,  disease  or  mental disorder  that  renders him or her incapable of engaging  in  any occupation or employment for wage or profit.  Disability does not include  any physical or mental condition resulting from the  Key

Employee's engagement in a felonious act, self-infliction  of  an injury, or performance of military service.  Disability of a  Key

Employee shall be determined by a licensed physician selected  by the Committee in its sole and absolute discretion.

      1.08  Key Employee means a full time, salaried employee  of the  Company who, in the judgment of the Committee acting in  its sole  and  absolute  discretion,  is  a  key  to  the  successful operation of the Company.

     1.09 Performance Stock means Stock awarded to a Key Employee under this Plan.

     1.10 Performance Stock Agreement means the written agreement between  the  Company  and a Key Employee to  whom  an  award  of

Performance Stock is made under this Plan.

      1.11  Plan  means this Poe & Brown, Inc. Performance  Stock

Plan.

      1.12 Stock means the common stock, $0.10 par value, of  the

Company.

      1.13  Year of Vesting Service means, with respect  to  each share  of  Performance Stock, a twelve consecutive  month  period measured  from the grant date of the Performance Stock  and  each successive  twelve  consecutive month period measured  from  each anniversary  of  such  grant date for that share  of  Performance

Stock.

                    ARTICLE II - ELIGIBILITY

      Only  Key Employees shall be eligible to receive awards  of

Performance  Stock under this Plan.  The Committee, in  its  sole and  absolute  discretion, shall determine the Key  Employees  to

whom  Performance  Stock  shall be  awarded.   A  member  of  the

Committee is not eligible to receive grants of Performance  Stock during the period he or she serves on the Committee or during the one-year period prior to the date he or she begins serving on the

Committee.

            ARTICLE III - STOCK AVAILABLE FOR AWARDS

      The  Company shall reserve 400,000 shares of Stock for  use under  this Plan.  All such shares of Stock shall be reserved  to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have  been

reacquired by the Company.   Furthermore, any
shares of Performance Stock that are forfeited under Section 6.03 of this

Plan shall again become available for use under this Plan.

                  ARTICLE IV - EFFECTIVE DATE

      This  Plan shall be effective on the date it is adopted  by the  Board,  subject to the approval of the shareholders  of  the

Company  within twelve months after the date of adoption of  this

Plan by the Board.  Any Performance Stock awarded under this Plan before  the  date of such shareholder approval shall  be  awarded expressly subject to such approval.

                   ARTICLE V - ADMINISTRATION

      This  Plan  shall  be administered by the  Committee.   The

Committee,  acting  in  its sole and absolute  discretion,  shall exercise such powers and take such action as expressly called for under this Plan.  Furthermore, the Committee shall have the power to  interpret  this  Plan and to take such other  action  in  the administration and operation of this Plan as the Committee  deems equitable under the circumstances, which action shall be  binding on  the  Company with respect to each affected Key  Employee  and each other person directly or indirectly affected by such action.

Nothing  in  this  Article V shall affect or impair  the  Board's power to take the actions reserved to it in this Plan.

             ARTICLE VI - PERFORMANCE STOCK AWARDS

      6.01  Committee Action.  The Committee shall have the right to  award shares of Performance Stock to Key Employees under this

Plan.   Each award of Performance Stock shall be evidenced  by  a

Performance Stock Agreement, and each Performance Stock Agreement shall set forth the conditions, if any, under which the award will be effective and the conditions under which the Key

Employee's  interest in the Performance Stock shall become  fully vested and nonforfeitable.

      6.02 Conditions for Awards.  The Committee may, in its sole and  absolute discretion, make the award of Performance Stock  to

Key  Employees effective only upon the satisfaction  of  one,  or

more   than  one,  objective  employment,  performance  or  other

condition  which  the  Committee  deems  appropriate  under   the

circumstances for Key Employees in general or for a Key  Employee in particular.  The related Performance Stock Agreement shall set forth  each  such condition and the deadline for satisfying  each such  condition.  If a Performance Stock award shall be effective only  upon  the satisfaction of one, or more than one, condition,

the  shares  of Stock underlying such award shall be  unavailable under Article III of this Plan as of the date on which such award

is  made.   If  an  award of Performance Stock  fails  to  become

effective under Section 6.01 of this Plan, the underlying  shares of Stock subject to such award shall be treated under Article III of  this Plan as forfeited and shall again become available under

Article III of this Plan as of the date of such failure to become effective.

      6.03 Conditions for Nonforfeitability of Performance Stock.

Subject  to  the  provisions of Article IX of this  Plan,  a  Key

Employee's interest in the shares of Performance Stock awarded to him  or her shall become fully vested and nonforfeitable upon the satisfaction  of  any conditions for the grant specified  by  the

Committee  pursuant to Section 6.02 and upon the  Key  Employee's completion  of fifteen Years of Vesting Service for the  Company.

Subject to the provisions of Article IX of this Plan, if the  Key

Employee's employment with the Company terminates before  his  or her  completion  of  fifteen Years of  Vesting  Service  for  the

Company,  the  Key Employee's interest in the awarded  shares  of

Performance Stock shall be forfeited unless:

          (a)  the Key Employee has attained age sixty-four;

          (b)   the  Key Employee's employment with the  Company

     terminates as a result of his or her death or Disability; or

          (c)    the   Committee,  in  its  sole  and  absolute

     discretion, waives the conditions described in this  Section

     6.03.

If  an award of Performance Stock is made to a Key Employee after the  Key Employee attains age sixty-four, but before his  or  her employment  with  the  Company  terminates,  the  Key  Employee's interest in the awarded shares of Performance Stock shall  become fully vested and nonforfeitable on the Award Effective Date.

      6.04  Dividends and Voting Rights.  If a cash  dividend  is declared  on  a  share  of  Performance  Stock  after  the  Award

Effective  Date,  but before the Key Employee's interest  in  the

Performance  Stock  is  forfeited or  becomes  fully  vested  and nonforfeitable, the Company shall pay the cash dividend  directly to  the Key Employee.  If a Stock dividend is declared on a share of  Performance Stock after the Award Effective Date, but  before the Key Employee's interest in the Performance Stock is forfeited or  becomes  fully vested and nonforfeitable, the Stock  dividend shall  be treated as part of the award of the related Performance

Stock,  and  the  Key Employee's interest in such Stock  dividend shall  be forfeited or become nonforfeitable at the same time  as the  Performance Stock with respect to which the  Stock  dividend was paid is forfeited or becomes nonforfeitable.  The disposition of  each  other form of dividend which is declared on a share  of

Performance Stock shall be made in accordance with such rules  as the Committee shall adopt with respect to each such dividend.

      A Key Employee shall be allowed to exercise voting

rights with respect to a share of Performance Stock after

the Award Effective Date, but before the Key

Employee's interest in the Performance Stock is forfeited or becomes fully vested and nonforfeitable.

     6.05 Satisfaction of Nonforfeitability Conditions; Provision

for Income and Excise Taxes.  A share of Stock shall cease to  be

Performance  Stock at such time as a Key Employee's  interest  in such share of Stock becomes fully vested and nonforfeitable under

Section  6.03  or  Article IX of this Plan, and  the  certificate representing such share of Stock shall be transferred to the  Key

Employee as soon as practicable thereafter.


             ARTICLE VII - SECURITIES REGISTRATION

      Each  Performance Stock Agreement shall provide that,  upon the receipt of shares of Stock as a result of the satisfaction of the  conditions  described  in Section  6.03  of  this  Plan  for nonforfeitability of Performance Stock, the Key  Employee  shall,

if  so  requested by the Company, hold such shares of  Stock  for investment and not with a view of resale or distribution  to  the public and, if so requested by the Company, shall deliver to  the

Company   a   written  statement  signed  by  the  Key   Employee

satisfactory  to  the Company to that effect.   With  respect  to

Stock  issued pursuant to this Plan, the Company at  its  expense shall  take  such action as it deems necessary or appropriate  to register  the  original issuance of such Stock to a Key  Employee under  the  Securities Act of 1933 or under any other  applicable securities  laws or to qualify such Stock for an exemption  under any  such  laws  prior to the issuance of such  Stock  to  a  Key

Employee.  Notwithstanding the foregoing, the Company shall  have no  obligation  whatsoever to take any such action in  connection with the transfer, resale or other disposition of such Stock by a

Key Employee.

                   ARTICLE VIII - ADJUSTMENT

      The  Board, in its sole and absolute discretion,  may,  but shall  not be required to, adjust the number of shares  of  Stock reserved under Article III of this Plan and shares of Performance

Stock  theretofore granted in an equitable manner to reflect  any change  in the capitalization of the Company, including, but  not

limited to, such changes as Stock dividends or Stock splits.   If

any  adjustment under this Article VIII would create a fractional share  of  Stock, such fractional share shall be disregarded  and the number of shares of Stock reserved or granted under this Plan shall  be the next lower number of shares of Stock, rounding  all fractions  downward.  An adjustment made under this Article  VIII by  the  Board  shall be conclusive and binding on  all  affected persons  and,  further, shall not constitute an increase  in  the number of shares reserved under Article III within the meaning of

Article X(a) of this Plan.

   ARTICLE IX - SALE OR MERGER OF COMPANY; CHANGE IN CONTROL

      9.01 Sale or Merger.  If the Company agrees to sell all  or substantially  all of its assets for cash or property  or  for  a combination  of  cash  and  property or  agrees  to  any  merger,

consolidation,   reorganization,  division  or  other   corporate

transaction in which Stock is converted into another security  or into  the  right  to  receive securities  or  property  and  such agreement does not provide for the assumption or substitution  of

Performance  Stock  granted  under  this  Plan,  all  shares   of

Performance Stock shall become fully vested and nonforfeitable.

      9.02  Change  in  Control.  In the event  of  a  Change  in

Control,  the Board thereafter shall have the right to take  such action  with respect to any shares of Performance Stock that  are forfeitable,  or  all such shares of Performance  Stock,  as  the

Board in its sole and absolute discretion deems appropriate under the circumstances to protect the interests of the Company in

maintaining  the  integrity  of  the  awards  under  this   Plan.

Furthermore,  the  Board shall have the right to  take  different action  under  this Section 9.02 with respect  to  different  Key

Employees or different groups of Key Employees, as the  Board  in its  sole  and  absolute discretion deems appropriate  under  the circumstances.

     Notwithstanding the foregoing provisions of this Article IX,

all  shares  of Performance Stock shall become fully  vested  and nonforfeitable  in the event of (i) any tender or exchange  offer for  Stock  accepted  by a majority of the  shareholders  of  the

Company;  or (ii) the death of J. Hyatt Brown and the  subsequent

sale   by   his  estate,  his  wife,  his  parents,  his   lineal

descendants,  any  trust  created  for  his  benefit  during  his lifetime, or any combination of the foregoing, of the Stock owned by J. Hyatt Brown prior to his death.

              ARTICLE X - AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time  to the  extent  that  the Board in its sole and absolute  discretion deems  necessary or appropriate.  Notwithstanding the  foregoing,

no  amendment of this Plan shall be made absent the  approval  of the  shareholders of the Company if the effect of  the  amendment is:

          (a)  to increase the number of shares of Stock reserved

     under Article III of this Plan;

          (b)   to  change the class of employees of the Company

     eligible  for  awards of Performance Stock or  to  otherwise materially  modify, within the meaning of Rule  16b-3  under the  Securities  Exchange  Act  of  1934,  as  amended,  the requirements  as  to eligibility for participation  in  this

     Plan; or

           (c)   to  otherwise  materially increase,  within  the

     meaning  of  Rule  16b-3 of the Securities Exchange  Act  of

     1934,  as  amended, the benefits accruing to  Key  Employees under this Plan.

The  Board  in its sole and absolute discretion may  suspend  the awarding of Performance Stock under this Plan at any time and may terminate  this Plan at any time.  Notwithstanding the foregoing,

the Board shall not have the right to modify, amend or cancel any share  of  Performance Stock granted before  such  suspension  or termination unless the Key Employee to whom the Performance Stock is awarded consents in writing to such modification, amendment or cancellation,  or  there is a dissolution or liquidation  of  the

Company or a transaction described in Article VIII or IX of  this

Plan.

                   ARTICLE XI - TERM OF PLAN

      No Performance Stock shall be awarded under this Plan on or after the earlier of:

           (a)   the tenth anniversary of the effective  date  of

     this  Plan, as determined under Article IV of this Plan,  in which event this Plan otherwise thereafter shall continue in effect  until all Performance Stock awarded under this  Plan has  been  forfeited or the conditions described in  Section

     6.03  of  this Plan for nonforfeitability of all Performance

     Stock   awarded   under  this  Plan  have  been   completely

     satisfied; or

           (b)  the date on which all of the Stock reserved under

     Article  III  of  this  Plan  has,  as  a  result   of   the

     satisfaction of the conditions described in Section 6.03  of this Plan for nonforfeitability of Performance Stock awarded under  this Plan, been issued or no longer is available  for use  under  this Plan, in which event this Plan  also  shall terminate on such date.

                  ARTICLE XII - MISCELLANEOUS

      12.01      Shareholder Rights.  Subject to Section 6.04  of

this Plan, a Key Employee's rights as a shareholder in the shares of  Performance Stock awarded to him or her shall be set forth in the related Performance Stock Agreement.

       12.02      No  Contract  of  Employment.   The  award   of

Performance  Stock to a Key Employee under this  Plan  shall  not constitute a contract of employment and shall not confer on a Key

Employee  any  rights upon his or her termination  of  employment with  the  Company in addition to those rights, if any, expressly set  forth in the Performance Stock Agreement related to  his  or her Performance Stock.

      12.03      Withholding.   The acceptance  of  an  award  of

Performance  Stock  shall constitute a Key  Employee's  full  and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, that the Committee in its sole and absolute discretion deems applicable  to such Performance Stock.  The Committee also  shall have the right to provide in a Performance Stock Agreement that a

Key   Employee  may  elect  to  satisfy  federal  and  state  tax withholding  requirements through a reduction in  the  number  of shares  of  Stock actually transferred to him or her  under  this

Plan,  and  any  such  election and any such reduction  shall  be effected  so as to satisfy the conditions to the exemption  under

Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

      12.04     Governing Law.  The provisions of this Plan shall

be governed by and interpreted in accordance with the laws of the

State of Florida.

      IN  WITNESS WHEREOF, Poe & Brown, Inc. has caused its  duly authorized  officer to execute this Plan as of the  31st  day  of

October, 1995, to evidence its adoption of this Plan.


                              POE & BROWN, INC.


                              By: /S/ LAUREL J. LENFESTEY
                                  ___________________________________
                                   Laurel J. Lenfestey
                                   Vice President, Secretary
                                     and General Counsel



Approved by the Board of Directors:  October 31, 1995

Approved by Shareholders: